This Certifies that _______________________is the owner of ____________________ Shares of the Capital Stock of Series B Preferred Stock, par value S.01 per share, of PHP Healthcare Corporation transferable only on the books of the Corporation by the holder hereof in person or by Persons upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunder affixed this __ day of __________________ AD 19__/


/s/ Jack M. Mazur
--------------------
President

/s/ Ben Rosenbaum
--------------------
Secretary

For the Value Received, _____ hereby sell, assign and transfer unto
_______________________________________________________________________________
________________ shares of the Capital Stock represented by the within Certificate and do hereby irrevocably constitute and appoint
___________________________________________ Attorney to transfer the said
Stock on the books of the within named Corporation with full power of substitution in the promises.

Dated _____________ 19__

In presence of_________________________________


                           PHP HEALTHCARE CORPORATION


                                  CERTIFICATE

                                      for

                                     SHARES

                                       OF

                                  CAPITAL STOCK
                              Series B Convertible
                                 Preferred Stock

                                    Issued to

                          ----------------------------

                                      DATED

                          ----------------------------



THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR APPLICABLE EXEMPTION FROM SUCH
REGISTRATION REQUIREMENTS.

THESE SECURITIES ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A PREFERRED STOCK INVESTMENT AGREEMENT BETWEEN THE CORPORATION AND THE HOLDER HEREOF, A COPY OF WHICH MAY BE OBTAINED FROM THE CORPORATION.

THE CORPORATION HAS MORE THAN ONE CLASS OF STOCK AUTHORIZED TO BE ISSUED. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER UPON WRITTEN REQUEST A COPY OF THE FULL TEXT OF THE PREFERENCES. VOTING POWERS, QUALIFICATIONS AND SPECIAL AND RELATIVE RIGHTS OF EACH CLASS OF STOCK (AND
ANY SERIES THEREOF) AUTHORIZED TO BE ISSUED BY THE CORPORATION AS SET FORTH IN THE CERTIFICATE OF INCORPORATION OF THE CORPORATION AND AMENDMENTS THERETO FILED WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE.